SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                           [X] Preliminary information
                                   statement
                      [ ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                             Systems evolution, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                        Payment of Filing Fee (Check the
                               appropriate box):

                              [X] No fee required.
                [ ] Fee computed on table below per Exchange Act
                            Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.



                             SYSTEMS EVOLUTION, INC.
            10707 Corporate Drive, Suite 156 * Stafford, Texas 77477
                    Tel: (281) 265-7075 * Fax: (281) 265-7577
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                                 August 23, 2004


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            To Be Held ______________

TO THE STOCKHOLDERS:

         Notice is hereby given that a Special Meeting of the Stockholders of Systems Evolution, Inc., an Idaho corporation (the "Company") will be held at the offices of the Company, 10707 Corporate Drive, Suite 156, Stafford, Texas 77477 at 10:00 o'clock a.m. Central Standard Time on the _____ day of __________ to act upon the following recommendation of the board of directors:

                  Increase the number of common shares the Company is authorized to issue to 500,000,000.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,



/s/Robert C. Rhodes
------------------------------------
Robert C. Rhodes, President



                              INFORMATION STATEMENT
                                       OF
                             SYSTEMS EVOLUTION, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of Systems Evolution, Inc., an Idaho corporation (the "Company") in connection with the Special Meeting of Shareholders of the Company to be held at the offices of the Company, 10707 Corporate Drive, Suite 156, Stafford, Texas 77477 at 10:00 o'clock a.m. Central Standard Time on the _____ day of _____________ to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated August 23, 2004, the board of directors of the Company to increase the number of common shares the Company is authorized to issue to 500,000,000.

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
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                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         Pursuant to the resolution of the holders of a majority of the outstanding common stock and the Board of Directors, the Company will amend their Certificate of Incorporation to Increase the number of common shares the Company is authorized to issue to 500,000,000. The amendment will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

         The decision to increase the authorized stock of the Company was based on the desire of management to have additional shares of common stock available for issuance.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 MAY BE OBTAINED BY WRITTEN REQUEST FROM Mr. Robert
C. Rhodes, President, Systems Evolution, Inc., 10707 Corporate Drive, Suite 156, Stafford, Texas 77477. Copies of can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We file documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.